Exhibit 1.1

ATLAS RESOURCE PARTNERS, L.P.

8.625% Class D Cumulative Redeemable Perpetual Preferred Units

10.75% Class E Cumulative Redeemable Perpetual Preferred Units

Distribution Agreement

MLV & Co. LLC	August 19, 2015
1301 Avenue of the Americas 43rd Floor

New York, New York 10019

Ladies and Gentlemen:

Atlas Resource Partners, L.P., a Delaware limited partnership (the “Partnership”), confirms its agreement with MLV & Co. LLC (“MLV”) with respect to the issuance and sale from time to time by the Partnership, in the manner and subject to the terms and conditions described below (this “Agreement”), of the Partnership’s 8.625% Class D Cumulative Redeemable Perpetual Preferred Units (the “Class D Preferred Units”) and 10.75% Class E Cumulative Redeemable Perpetual Preferred Units (the “Class E Preferred Units” and together with the Class D Preferred Units, the “Units”); provided, however, that in no event shall the Partnership issue or sell through MLV such number or dollar amount of Units that (a) would cause the Partnership or the offering of the Units to fail to satisfy the eligibility and transaction requirements for use of Form S-3 (including, if applicable, Instruction I.B.6 thereof), (b) exceeds the number or dollar amount of Units registered on the effective Registration Statement (as defined below) pursuant to which the offering is being made, or (c) exceeds the number or dollar amount of Units for which the Partnership has filed a Prospectus Supplement (as defined below) (the least of (a), (b), and (c), the “Maximum Amount”).

Atlas Energy Group, LLC (NYSE: ATLS), a Delaware limited liability company (the “General Partner”), is the sole general partner of the Partnership. For purposes of this Agreement, the direct and indirect subsidiaries of the Partnership listed in Exhibit A are referred to herein individually as a “Subsidiary” and collectively as the “Subsidiaries.” The Subsidiaries and the Partnership are referred to collectively as the “Partnership Entities.”

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-203800) (the “Registration Statement”) for the registration of the Units and other securities of the Partnership under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”). As used herein, “Registration Statement” means, at any given time, such registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to MLV, including (1) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein as of such time and (2) any information contained or incorporated by reference in a prospectus relating to the offering of the Units filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement as of such time. “Basic Prospectus” means, at any given time, the prospectus dated August 5, 2015, filed as part of the Registration Statement, including the documents incorporated by reference therein as of such time; “Prospectus Supplement” means the most recent prospectus supplement relating to the offering of the Units, to be filed by the Partnership with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date of its first use in connection with a public offering or sale of Units pursuant hereto (or such earlier time as may be required under the Securities Act), in the form furnished by the Partnership to MLV in connection with the offering of the Units; “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provisions of Sections 4(b) or 4(h) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement; and “Permitted Free Writing Prospectuses” has the meaning set forth in Section 3(b). Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein (the “Incorporated Documents”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

The Partnership and MLV agree as follows:

1.	Issuance and Sale.

(a)

Upon the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, on any NYSE Business Day (as defined below) selected by the Partnership, the Partnership and MLV shall enter into an agreement in accordance with Section 2 hereof regarding the number of Units to be placed by MLV and the manner in which and other terms upon which such placement is to occur (each such transaction being referred to as an “Agency Transaction”). The Partnership may also offer to sell the Units directly to MLV, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Exhibit B hereto, relating to such sale in accordance with Section 2(f) of this Agreement (each such transaction being referred to as a “Principal Transaction”). As used herein, (i) the “Term” shall be the period commencing on the date hereof and ending on the earliest of (x) the date on which the number of Units issued and sold pursuant to this Agreement and any Terms Agreements is equal to the Maximum Amount and (y) any termination of this Agreement pursuant to Section 8, (ii) an “NYSE Business Day” means any day during the Term that is a trading day for the NYSE other than a day on which trading on the NYSE is scheduled to close prior to its regular weekday closing time, and (iii) “NYSE” means the New York Stock Exchange.

(b)	Subject to the terms and conditions set forth below, the Partnership appoints MLV in connection with the offer and sale of Units in any Agency Transaction entered into hereunder. MLV shall use commercially reasonable efforts to sell such Units in accordance with the terms and conditions hereof and of the applicable Transaction Notice (as defined in Section 2(a) below). Neither the Partnership nor MLV shall have any obligation to enter into an Agency Transaction. The Partnership shall be obligated to issue and sell through MLV, and MLV shall be obligated to use commercially reasonable efforts, as provided herein and in the applicable Transaction Notice, to place Units issued by the Partnership only if and when a Transaction Notice related to such an Agency Transaction has been delivered by MLV and accepted by the Partnership as provided in Section 2 below.

(c)	MLV hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership, pursuant to this Agreement, other than (i) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus in accordance with Rule 153 under the Securities Act and meet the definition of an “at the market offering” under Rule 415(a)(4) under the Securities Act (such transactions are hereinafter referred to as “At the Market Offerings”) and (ii) such other sales of the Units on behalf of the Partnership as shall be agreed upon by the Partnership and MLV in writing.

(d)	MLV shall confirm in writing to the Partnership the number of Units sold on any NYSE Business Day, the related Gross Sales Price (as defined in Section 2(b) below) and, if Units are to be sold in an Agency Transaction in an At the Market Offering, the related Net Sales Price (as defined in Section 2(b) below) and the compensation payable by the Partnership to MLV with respect to such sales promptly after the close of trading on such NYSE Business Day but in any event no later than the opening of trading on the immediately following NYSE Business Day.

(e)	If the Partnership shall default on its obligation to deliver Units to MLV pursuant to the terms of any Agency Transaction or Terms Agreement, the Partnership shall (i) indemnify and hold MLV and its successors and assigns harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (ii) notwithstanding any such default, pay to MLV the commission to which it would otherwise be entitled in connection with such sale in accordance with Section 2(b) below.

(f)

The Partnership acknowledges and agrees that (i) there can be no assurance that MLV will be successful in selling the Units, (ii) MLV shall incur no liability or obligation to the Partnership or any other person or entity if it does not sell Units for any reason other than a failure by MLV to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units in accordance with the terms of this Agreement, and (iii) MLV shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as may otherwise be specifically agreed by MLV and the Partnership in a Terms Agreement.

2.	Transaction Notices and Terms Agreements.

(a)	The Partnership may, from time to time during the Term, propose to MLV, orally or by email, that MLV enter into an Agency Transaction to be executed on a specified NYSE Business Day or over a specified period of NYSE Business Days. If MLV agrees to the terms of such proposed Agency Transaction or if the Partnership and MLV mutually agree to modified terms for such proposed Agency Transaction, then MLV shall promptly send to the Partnership by the means set forth under Section 10 hereof a notice, substantially in the form of Exhibit C hereto (each, a “Transaction Notice”), confirming the agreed terms of such proposed Agency Transaction. If the Partnership wishes such proposed Agency Transaction to become a binding agreement between it and MLV, the Partnership shall promptly indicate its acceptance thereof by countersigning and returning such Transaction Notice to MLV by the means set forth under Section 10 hereof, or by sending an email confirming acceptance of such Transaction Notice and, as promptly as possible thereafter, a written acceptance of such Transaction Notice to MLV, by the means set forth under Section 10 hereof. The terms reflected in a Transaction Notice shall become binding on MLV and the Partnership only if accepted by the Partnership no later than the times specified in such Transaction Notice. Each Transaction Notice shall specify, among other things, the following:

(i)	the NYSE Business Day(s) on which the Units subject to such Agency Transaction are intended to be sold (each, a “Purchase Date”);

(ii)	the maximum number of Units that the Partnership intends to sell (the “Specified Number of Units”) on, or over the course of, such Purchase Date(s);

(iii)	the commission to be paid by the Partnership to MLV for the sale of Units pursuant to the Transaction Notice; and

(iv)	the lowest price, if any, at which the Partnership is willing to sell Units on each such Purchase Date or a formula pursuant to which such lowest price shall be determined (each, a “Floor Price”).

A Transaction Notice shall not set forth a Specified Number of Units that, when added to the aggregate number of Units previously purchased and to be purchased pursuant to pending Transaction Notices (if any) hereunder and any Terms Agreement results in a total number of Units exceeding the Maximum Amount. Provided that MLV confirms to the Partnership the number of Units sold in accordance with Section 1(d) above, the Partnership shall have responsibility for maintaining records with respect to the aggregate dollar amount of Units sold, or for otherwise monitoring the availability of Units for sale under the Registration Statement. In the event that more than one Transaction Notice with respect to any Purchase Date(s) is accepted by the Partnership, the latest executed Transaction Notice shall govern any sales of Units for the relevant Purchase Date(s), except to the extent of any action occurring pursuant to a prior accepted Transaction Notice and prior to the acceptance of such latest Transaction Notice. The Partnership or MLV may, upon notice to the other party hereto by telephone (confirmed promptly by e-mail or facsimile), suspend the offering of the Units for any reason; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Units sold hereunder prior to the giving of such notice. Notwithstanding the foregoing, if the terms of any Agency Transaction contemplate that Units shall be sold on more than one Purchase Date, then the Partnership and MLV shall mutually agree to such additional terms and conditions as they deem reasonably necessary in respect of such multiple Purchase Dates, and such additional terms and conditions shall be set forth in the relevant Transaction Notice and be binding to the same extent as any other terms contained therein.

References herein to this Agreement shall, unless the context otherwise requires, include all Transaction Notices.

(b)	The Purchase Date in respect of the Units deliverable pursuant to any Transaction Notice shall be set forth in the Transaction Notice. Except as otherwise agreed between the Partnership and MLV, MLV’s commission for the sale of Units pursuant to a Transaction Notice shall be the rate set forth in such Transaction Notice, which shall not be more than 3.0% of the actual sales price of the Units (the “Gross Sales Price”) sold pursuant to this Agreement; provided, however, that such commission shall not apply when MLV acts as principal, in which case such commission shall be set forth in the applicable Terms Agreement. The Gross Sales Price less MLV’s commission is referred to herein at the “Net Sales Price.”

(c)

Payment of the Net Sales Price for Units sold by the Partnership on any Purchase Date pursuant to a Transaction Notice shall be made to the Partnership by federal funds wire transfer to the account of the Partnership, the details of which are set forth on Schedule I hereto, against delivery of such Units to MLV’s account, or an account of MLV’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DWAC”) or by such other means of delivery as may be agreed to by the Partnership and MLV. Such payment and delivery shall be made at or about 10:00 a.m. (New York City time), on the third NYSE Business Day (or such other day agreed to by the Partnership and MLV) following each Purchase Date (each, an “Agency Settlement Date”); provided, however, that in no event shall the Partnership be obligated to deliver Units to MLV unless the Partnership shall have received the payment of the Net Sales Price for Units sold on any Purchase Date prior to or simultaneously with the delivery of such Units. If the Partnership fails for any reason to make timely delivery of such Units after receiving payment for such Units, the Partnership shall indemnify MLV and its successors and assigns and hold them harmless from and against any loss, damage, expense, liability or claim that MLV may incur as a result of such failure.

(d)	If, as provided in the related Transaction Notice, a Floor Price has been agreed to by the parties with respect to a Purchase Date, and MLV thereafter determines and notifies the Partnership that the Gross Sales Price for such Agency Transaction would not be at least equal to such Floor Price, then the Partnership shall not be obligated to issue and sell through MLV, and MLV shall not be obligated to place, the Units proposed to be sold pursuant to such Agency Transaction on such Purchase Date, unless the Partnership otherwise agrees in writing.

(e)	Under no circumstances shall the number of Units sold pursuant to this Agreement and any Terms Agreements exceed the Maximum Amount.

(f)	(i)	If the Partnership wishes to issue and sell the Units pursuant to this Agreement but other than as set forth in Section 2(a) of this Agreement, it will notify MLV of the proposed terms of the Principal Transaction. If MLV, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership, wishes to accept amended terms, the Partnership and MLV shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

	(ii)	The terms set forth in a Terms Agreement shall not be binding on the Partnership or MLV unless and until the Partnership and MLV have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(g)	Each sale of the Units to MLV in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Units to, and the purchase thereof by, MLV. A Terms Agreement may also specify certain provisions relating to the reoffering of such Units by MLV. The commitment of MLV to purchase the Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Partnership herein contained and shall be subject to the terms and conditions herein set forth. Any such Terms Agreement shall specify the number of the Units to be purchased by MLV pursuant thereto, the price to be paid to the Partnership for such Units, any provisions relating to rights of, and default by, underwriters acting together with MLV in the reoffering of the Units, and the time and date (each such time and date being referred to herein as a “Principal Settlement Date”; and, together with any Agency Settlement Date, a “Settlement Date”) and place of delivery of and payment for such Units. The compensation in a Principal Transaction will be as agreed to by the parties in connection with such Principal Transaction.

3.	Representations, Warranties and Agreements of the Partnership Entities. Each of the Partnership Entities represents and warrants to, and agrees with, MLV, on and as of (i) the date hereof, (ii) each date on which the Partnership and MLV agree upon a Transaction Notice (a “Time of Acceptance”) or executes and delivers a Terms Agreement, (iii) each Time of Sale (as defined below), (iv) each Settlement Date and (v) each Bring-Down Delivery Date (as defined in Section 6(b)) (each such date listed in (i) through (v), a “Representation Date”), as follows:

(a)

Registration Statement and Prospectus. There is no order preventing or suspending the use of the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus, and, to the knowledge of the Partnership, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Partnership or related to the offering of the Units pursuant to this Agreement has been initiated or threatened by the Commission; no notice of objection of the Commission to the use of such Registration Statement pursuant to Rule 401(g)(2) under the Securities Act has been received by the Partnership; the Registration Statement complied when it initially became effective, complies as of the date hereof and, as then amended or supplemented, as of each Representation Date (other than the date hereof) will comply, in all material respects, with the requirements of the Securities Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Units as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Units as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)); the Prospectus complied or will comply, at the time it was or will be filed with the Commission, and will comply, as then amended or supplemented, as of each Representation Date (other than the date hereof), in all material respects, with the requirements of the Securities Act; the Registration Statement did not, as of the time of its initial effectiveness, and does not or will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of each Representation Date (other than the date hereof), the Prospectus, as then amended or supplemented, together with all of the then issued Permitted Free Writing Prospectuses, if any, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representation or warranty with respect to any statement or omission in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning MLV and furnished in writing by or on behalf of MLV expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)). As used herein, “Time of Sale” means (i) with respect to each offering of Units pursuant to this Agreement, the time of MLV’s initial entry into contracts with investors for the sale of such Units and (ii) with respect to each offering of Units pursuant to any relevant Terms Agreement, the time of sale of such Units.

(b)	Permitted Free Writing Prospectus. Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any of the Units by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, in each case other than the Basic Prospectus. The Partnership represents and agrees that, unless it obtains the prior consent of MLV (which consent will not be unreasonably withheld, conditioned or delayed) until the termination of this Agreement, it has not made and will not make any offer relating to the Units that would constitute an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) other than any Permitted Free Writing Prospectus made pursuant to this Agreement or any Terms Agreement. Any such free writing prospectus relating to the Units consented to by the Partnership and MLV is hereinafter referred to as a “Permitted Free Writing Prospectus,” and for purposes of the representations and warranties set forth in this Section 3, “Permitted Free Writing Prospectus” shall mean such free writing prospectus as further supplemented or amended by any later Permitted Free Writing Prospectus, Prospectus or Incorporated Document. The Partnership represents that it has complied and will comply in all material respects with the requirements of Rule 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the Registration Statement relating to the offering of the Units contemplated hereby, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; the Partnership is not disqualified, by reason of Rule 164(f) or under the Securities Act, from using, in connection with the offer and sale of the Units, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; the Partnership is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Units contemplated by the Registration Statement.

(c)	Incorporated Documents. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects with the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)	Financial Statements. The financial statements (including the related notes thereto) of ARP Rangely Production, LLC (the “Acquired Properties”) included or incorporated by reference in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Partnership and its consolidated Subsidiaries and the results of operations of the Acquired Properties at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Partnership and its consolidated Subsidiaries for the periods specified; and all such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the Securities Act or the Exchange Act, as applicable. The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein. The pro forma financial statements and the related notes thereto included in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement and the Prospectus comply with Item 10 of Regulation S-K of the Commission, to the extent applicable.

(e)

No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Partnership Entities taken as a whole, whether or not arising in the ordinary course of business (in any such case, a “Material Adverse Effect”); (ii) except as otherwise disclosed in the Registration Statement and the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), neither of the Partnership nor any of its Subsidiaries has incurred any liability or obligation or entered into any transaction or agreement that, individually or in the aggregate, is material with respect to the Partnership and its Subsidiaries, taken as a whole, and neither the Partnership nor any of its Subsidiaries has sustained any loss or interference with its business or operations from fire, explosion, flood, earthquake or other natural disaster or calamity, whether or not covered by insurance, or from any labor dispute or disturbance or court or governmental action, order or decree which could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect;

and (C) except for regular cash distributions on the Common Units, Incentive Distribution Rights (as defined in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of March 13, 2012, as amended, hereinafter the “Partnership Agreement”), Preferred Units (as defined in the Partnership Agreement) and general partner interest in amounts per unit that are consistent with past practice, there has been no distribution of any kind declared, paid or made by the Partnership on any class of its limited or general partnership interests.

(f)	Formation and Qualification. Each of the General Partner and the Partnership Entities has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as applicable, and is in good standing under the laws of its jurisdiction of formation and has full corporate, partnership or limited liability company power and authority necessary to own, lease and operate its properties that it owns, leases or operates and to conduct its business as described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement (to the extent applicable), in each case in all material respects as described in this Agreement. Each of the Partnership Entities is duly qualified to transact business and is in good standing as a foreign corporation, limited partnership or foreign limited liability company, as the case may be, in each other jurisdiction in which such qualification is required for the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect or subject the limited partners of the Partnership to any material liability or disability.

(g)	Power and Authority to Act as a General Partner. The General Partner has full power and authority to act as general partner of the Partnership in all material respects as described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus.

(h)	Ownership of the General Partner. The General Partner is a publicly-held limited liability company; all outstanding membership interests of the General Partner have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (the “GP LLC Agreement”) and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)).

(i)

The General Partner. The General Partner is the sole general partner of the Partnership with a 2% general partner interest in the Partnership and owns all the Incentive Distribution Rights; such general partner interest and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such general partner interest and Incentive Distribution Rights free and clear of all liens, except for restrictions on transferability as described in the Prospectus or set forth in the Partnership Agreement and except for liens pursuant to (i) that certain Credit Agreement, dated as of February 27, 2015, among Atlas Energy Group, LLC, New Atlas Holdings, LLC, the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent, and (ii) that certain Credit Agreement, dated as of August 10, 2015, among Atlas Energy Group, LLC, New Atlas Holdings, LLC, the lenders party thereto and Riverstone Credit Partners, L.P., as administrative agent, each as amended, supplemented or restated, if applicable, and including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable (together, the “Existing ATLS Credit Agreements”).

(j)	Subsidiaries. Except as otherwise disclosed in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, all of the issued and outstanding shares of capital stock of each Subsidiary that is a corporation, all of the issued and outstanding partnership interests of each Subsidiary that is a limited or general partnership and all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each Subsidiary that is a limited liability company have been duly authorized and validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and are owned by the Partnership, directly or through Subsidiaries, free and clear of any lien except liens pursuant to (i) that certain Second Amended and Restated Credit Agreement dated as of July 31, 2013, among the Partnership, Wells Fargo Bank, National Association, as administrative agent, and the other parties thereto, and (ii) that certain Second Lien Credit Agreement, dated February 23, 2015, by and among Atlas Resource Partners, L.P., Wilmington Trust, National Association, as administrative agent, and the lenders party thereto, each as amended, supplemented or restated, if applicable, and including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into in connection therewith or pursuant thereto, in each case as amended, supplemented or restated, if applicable (collectively, the “Existing Credit Agreements”); and none of the issued and outstanding shares of capital stock of any Subsidiary that is a corporation, none of the issued and outstanding partnership interests of any Subsidiary that is a limited or general partnership, and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any Subsidiary that is a limited liability company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person. The only wholly-owned subsidiaries of the Partnership, other than investment partnerships for which a Subsidiary is the sole general partner (the “Investment Partnerships”), are the subsidiaries listed on Exhibit A hereto and Exhibit A accurately sets forth whether each such subsidiary is a corporation, limited or general partnership or limited liability company and the jurisdiction of organization of each such subsidiary and, in the case of any subsidiary which is a partnership or limited liability company, its general partners and managing members, respectively.

(k)	Capitalization. The issued and outstanding limited partner interests and general partner interests of the Partnership consist of Common Units, Preferred Units, the Incentive Distribution Rights and the 2% general partner interest as set forth in the Registration Statement and the Prospectus as of the dates referred to therein (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to employee or director stock option, stock purchase or other equity incentive plans or any distribution reinvestment plan described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, upon the exercise of options issued pursuant to any option or other equity incentive plans as so described, or upon the exercise of options or the conversion of convertible securities described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus). All of the outstanding Common Units, Incentive Distribution Rights and Preferred Units have been duly authorized and are validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-303, 17-607 and 17-804 of the Delaware LP Act); the Common Units, Incentive Distribution Rights and Preferred Units conform in all material respects to all statements relating thereto contained in the Prospectus; no holder of the Units will be subject to personal liability by reason of being such a holder.

(l)	No Preemptive Rights, Registration Rights or Options. Except as identified in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus, there are no (i) preemptive rights, rights of first refusal or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities. Except for such rights that have been waived or as described in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership.

(m)	Due Authorization. The Partnership has all requisite limited partnership power and authority to execute and deliver this Agreement and any Terms Agreement and to perform its obligations hereunder or thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and any Terms Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken (or, in the case of any Terms Agreement, such action will have been duly and validly authorized).

(n)	Distribution Agreement. This Agreement has been duly authorized, executed and delivered by the Partnership and constitutes a valid and binding obligation of the Partnership. The transactions contemplated by this Agreement have been duly authorized by the Partnership.

(o)	The Units. The Units to be sold by the Partnership under this Agreement or under any Terms Agreement have been duly authorized and, when issued and delivered and paid for as provided herein or in any Terms Agreement, will be duly and validly issued, will be fully paid and nonassessable (except as such nonassessability may be affected by matters described in Section 17-303, 17-607 and 17-804 of the Delaware LP Act); no holder of the Units is or will be subject to personal liability by reason of being such a holder; and the issuance and sale of the Units to be sold by the Partnership under this Agreement are not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Partnership or any other person. The Units are registered pursuant to Section 12(b) of the Exchange Act. The Partnership has taken no action designed to, or likely to have the effect of, terminating the registration of the Units under the Exchange Act or de-listing the Units from the NYSE, nor has the Partnership received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(p)	Absence of Defaults and Conflicts. None of the Partnership Entities is in violation of its charter or bylaws or similar organizational documents (the “Organizational Documents”) or in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Partnership Entities is a party or by which the Partnership Entities is bound, except, in each case, as disclosed in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, except for such defaults that would not, individually or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus (including the issuance and sale of the Units and the use of the proceeds from the sale of the Units as described in any Permitted Free Writing Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Partnership with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien upon any property or assets of the Partnership Entities, except for such conflicts, breaches, defaults or liens that would not, individually or in the aggregate, result in a Material Adverse Effect, nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Partnership Entities or (ii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Partnership Entities or any of their respective assets, properties or operations.

(q)

Absence of Further Requirements. No filing with, consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Partnership of this Agreement or any Terms Agreement, the issuance and sale of the Units and the consummation of the transactions contemplated hereby or by any Terms Agreement, except for (i) such as has been obtained or made, (ii) such consents, approvals, authorizations, orders, registrations or qualifications, if any, as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the placement of the Units by MLV or (iii) such consents, approvals, authorizations, orders, registrations or qualifications for which the failure to obtain would not, individually or in the aggregate, have a material and adverse effect on the consummation of the transactions contemplated hereby.

(r)	Legal Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Partnership, threatened, against or affecting the Partnership Entities which is required to be disclosed in the Registration Statement, any Free Writing Prospectus or the Prospectus (other than as disclosed therein), or which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Partnership of its obligations under this Agreement; the aggregate of all pending legal or governmental proceedings to which any of the Partnership Entities is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(s)	Independent Accountants. The accountants who certified the financial statements, the statements of combined revenues and direct operating expenses, and any supporting schedules included in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus are independent registered public accountants within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act and the Exchange Act.

(t)

Property. The Partnership Entities have legal, valid and defensible title to the interests in the oil and natural gas properties underlying the estimates of Wright & Company, Inc. and Cawley, Gillespie & Associates of the Partnership Entities’ net proved reserves contained in or incorporated by reference into the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus and have good and marketable title in fee simple to all real property owned by any of them (if any) and good title to all other properties and assets owned by any of them, in each case, free and clear of all liens except such as (i) are described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, (ii) exist pursuant to the Existing Credit Agreements or (iii) are not, individually or in the aggregate, material to the Partnership Entities taken as a whole, are not required to be disclosed in the Registration Statement, any

Permitted Free Writing Prospectus or the Prospectus, do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Partnership Entities; the working interests derived from oil, natural gas and mineral leases or mineral interests that constitute a portion of the real property held or leased by the Partnership Entities reflect in all material respects the right of the Partnership Entities to explore, develop or produce hydrocarbons as described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus from such real property, and the care taken by the Partnership Entities with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices in the areas in which the Partnership Entities operate for acquiring or procuring leases and interests therein to explore, develop or produce hydrocarbons; all real property, buildings and other improvements, and all equipment and other property held under lease or sublease by the Partnership Entities is held by them under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property, buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements by the Partnership Entities, and all such leases and subleases are in full force and effect; and none of the Partnership Entities has received any notice of any claim of any sort that has been asserted by anyone adverse to the rights of any of the Partnership Entities under any of the leases or subleases mentioned above or affecting or questioning the rights of the Partnership or any of its Subsidiaries to the continued possession of the leased or subleased premises or to the continued use of the leased or subleased equipment or other property except for such claims which, if successfully asserted against any of the Partnership Entities, would not, individually or in the aggregate, result in a Material Adverse Effect.

(u)

Title to Intellectual Property. The Partnership Entities own and possess or have valid and enforceable licenses to use, all patents, patent rights, patent applications, licenses, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (collectively, “Intellectual Property”) that is described in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus or that is necessary for the conduct of their respective businesses as currently conducted, as proposed to be conducted and as described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus; none of the Partnership Entities has received any notice or is otherwise aware of any infringement of or conflict with rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Partnership Entities therein; there are no third parties who have or, to the knowledge of the Partnership, will be able to establish rights to any Intellectual Property of the Partnership Entities, except for, and to the extent of, the ownership rights of the owners of the Intellectual Property which the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus disclose is licensed to the Partnership Entities; there is no pending or, to the knowledge of the Partnership, threatened action, suit, proceeding or claim that is material to the Partnership Entities taken as a whole, by others challenging the Partnership Entities’ rights in or to any such Intellectual Property, or challenging the validity, enforceability or scope of any such Intellectual Property, or asserting that any of the Partnership Entities infringes or otherwise violates, or would, upon the commercialization of any product or service described in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus, infringe or violate, any Intellectual Property of others, and the Partnership is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; the Partnership Entities have complied with the terms of each agreement pursuant to which any Intellectual Property has been licensed to the Partnership Entities, all such agreements are in full force and effect, and no event or condition has occurred or exists that gives or, with notice or passage of time or both, would give any person the right to terminate any such agreement; and there is no patent or patent application that contains claims that interfere with the issued or pending claims of any such Intellectual Property of the Partnership Entities or that challenges the validity, enforceability or scope of any such Intellectual Property.

(v)	No Undisclosed Relationships. To the knowledge of the Partnership, no relationship, direct or indirect, exists between or among the Partnership or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of the Partnership or any of its Subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus and that is not so described in such documents.

(w)	Investment Company Act. The Partnership is not and, after giving effect to the offering and sale of the Units and the application of the net proceeds thereof as described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”), each as in effect on the date of such representation.

(x)	Reserve Engineer. Each of Wright & Company, Inc. and Cawley, Gillespie & Associates, who issued a report with respect to the Partnership’s oil and natural gas reserves at December 31, 2014 and who has delivered the letter referred to in Section 5(a)(v) hereof, was, as of the date of such report, and is, as of the date hereof, an independent petroleum engineer with respect to the Partnership.

(y)

Reserve Data. The information underlying the estimates of reserves of the Partnership included in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true and correct in all material respects on the dates such estimates were made and such information was supplied and was prepared in accordance with customary industry practices; other than normal production of the reserves, intervening market commodity price fluctuations, fluctuations in demand for such products, adverse weather conditions, unavailability or increased costs of rigs, equipment, supplies or personnel, the timing of third party operations and other factors, in each case as described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, none of the Partnership Entities is aware of any facts or circumstances that would result in a material adverse change in the aggregate net reserves, or the present value of future net cash flows therefrom, as described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus; and estimates of such reserves and present values as described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act.

(z)	Taxes. Except as otherwise disclosed in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, (i) the Partnership and its Subsidiaries have paid all material federal, state, local and foreign taxes required to be paid through the date hereof, except for such taxes, if any, as are being contested in good faith or for which an extension has been obtained and as to which adequate reserves have been provided, and filed all material tax returns, reports, information returns, and statements required to be filed through the date hereof and all such filings are correct and complete in all material respects, and (ii) there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Partnership or any of its Subsidiaries or any of their respective properties or assets, except for such taxes, if any, as are being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(aa)	Licenses and Permits. Except as described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, the Partnership Entities possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; and, except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Partnership Entities are in compliance with the terms and conditions of all such Governmental Licenses, all such Governmental Licenses are valid and in full force and effect; and none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses.

(bb)	No Labor Disputes. Except as described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, no labor dispute with the employees of the Partnership Entities exists or, to the knowledge of the Partnership, is imminent, and the Partnership is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Partnership Entities which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(cc)	Compliance with and Liability under Environmental Laws. Except as described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (i) none of the Partnership Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) the Partnership Entities have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings under any Environmental Law against the Partnership Entities, and (iv) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Partnership Entities relating to Hazardous Materials or under any Environmental Laws

(dd)

Compliance with ERISA. None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”) with respect to a Plan (as defined below) determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal, state or foreign governmental or regulatory agency with respect to the employment or compensation of employees by the Partnership or any of its Subsidiaries that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Partnership or any of its Subsidiaries that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Partnership Entities compared to the amount of such contributions made in the Partnership’s most recently completed fiscal year; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Partnership Entities compared to the amount of such obligations in the Partnership’s most recently completed fiscal year; (iii) any event or condition giving rise to a liability under Title IV of ERISA that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Partnership Entities related to its or their employment that might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. For purposes of this paragraph and the definition of ERISA, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Partnership or any of its Subsidiaries may have any liability.

(ee)

Accounting and Disclosure Controls. The Partnership Entities maintain and have established and maintained effective “internal control over financial reporting” (as defined in Rule 13a-15 of the Exchange Act Regulations). The Partnership Entities maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, any Permitted Free Writing Prospectus, the Partnership’s Form 10-K for the year ended December 31, 2011 and the Prospectus, there has not been (1) at any time during the Partnership’s five consecutive fiscal years ended with and including the Partnership’s most recent fiscal year for which audited financial statements are included in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus or at any time subsequent thereto, any material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Partnership’s internal control over financial reporting (whether or not remediated), or (2) any fraud, whether or not material, involving management or other employees who have a role in the Partnership’s internal control over financial reporting and, since the end of the Partnership’s most recent fiscal year for which audited financial statements are included in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, there has been no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting. The Partnership Entities have established, maintained and periodically evaluate the effectiveness of “disclosure controls and procedures” (as defined in Rules 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Partnership in the reports that it files or submits under the Exchange Act and the interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement or incorporated by reference in the Registration Statement are recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Partnership’s management, including the principal executive officer or officers of the General Partner and the principal financial officer or officers of the General Partner, as appropriate, to allow timely decisions regarding disclosure.

The Partnership’s independent public accountants and the audit committee of the General Partner’s board of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Partnership’s internal control over financial reporting and of all fraud, if any, whether or not material, involving management or other employees who have a role in the Partnership’s internal control over financial reporting, in each case that occurred or existed, or was first detected, at any time during the Partnership’s five consecutive fiscal years ended with and including the Partnership’s most recent fiscal year for which audited financial statements are included in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus or at any time subsequent thereto.

(ff)	Interactive Data. The interactive data in eXtensible Business Reporting Language included as an exhibit to the Registration Statement or incorporated by reference in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(gg)	Insurance. The Partnership Entities are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Partnership Entities or their respective businesses, assets, employees, officers and directors are in full force and effect; the Partnership Entities are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Partnership Entities has been refused any insurance coverage sought or applied for; and none of the Partnership Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(hh)	No Unlawful Payments. None of the Partnership Entities nor any director, officer, or employee of the Partnership Entities nor, to the knowledge of the Partnership, any agent, affiliate or other person associated with or acting on behalf of any of the Partnership Entities has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Partnership Entities have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ii)	Compliance with Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Partnership Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Partnership Entities with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(jj)

No Conflicts with Sanctions Laws. None of the Partnership Entities nor any director, officer or employee of the Partnership Entities, nor, to the knowledge of the Partnership, any agent, or affiliate or other person associated with or acting on behalf of any of the Partnership Entities is currently the subject or, to the knowledge of the Partnership, the target, of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, or Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is any of the Partnership Entities located, organized or resident in a country or territory that is the subject or, to the knowledge of the Partnership, the target, of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Partnership will not directly or indirectly use any of the proceeds from the sale of Units by the Partnership in the offering contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or, to the knowledge of the Partnership, the target, of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Partnership Entities have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or, to the knowledge of the Partnership, the target, of Sanctions or with any Sanctioned Country.

(kk)	No Restrictions on Dividends. Neither the Partnership nor any of its Subsidiaries is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, the Partnership from making distributions on its Common Units, Incentive Distribution Rights and Preferred Units, and no Subsidiary of the Partnership is a party to or otherwise bound by any instrument or agreement that limits or prohibits or could limit or prohibit, directly or indirectly, any Subsidiary of the Partnership from paying any dividends or making any other distributions on its capital stock, limited or general partnership interests, limited liability company interests, or other equity interests, as the case may be, or from repaying any loans or advances from, or (except for instruments or agreements that by their express terms prohibit the transfer or assignment thereof or of any rights thereunder) transferring any of its properties or assets to, the Partnership or any other Subsidiary, in each case except as described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus.

(ll)	No Broker’s Fees. There is not a broker, finder or other party that is entitled to receive from the Partnership any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for underwriting discounts and commissions in connection with the sale of the Units to MLV pursuant to this Agreement.

(mm)

Accurate Disclosure. The information included or incorporated by reference in any Permitted Free Writing Prospectus and the Prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of

Operations—Liquidity and Capital Resources,” “Business—Environmental Matters and Regulation,” “Legal Proceedings,” “Our Cash Distribution Policy,” “Certain Relationships and Related Party Transactions,” “Description of Class D Preferred Units,” “Description of Class E Preferred Units,” “Material Tax Considerations” and “Tax Considerations,” in each case to the extent that it constitutes summaries of legal matters, summaries of provisions of any of the Partnership Entities’ Organizational Documents or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus of any other Partnership Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus or the documents incorporated or deemed to be incorporated by reference therein or to be filed as exhibits to the Registration Statement or the documents incorporated or deemed to be incorporated by reference therein which have not been so described and filed as required.

(nn)	Pending Proceedings and Examinations; Comment Letters. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Partnership is not the subject of a pending proceeding under Section 8A of the Securities Act. The Partnership has provided MLV with true, complete and correct copies of any written comments received from the Commission by the Partnership or its legal counsel or accountants, and of any transcripts made by the Partnership, its legal counsel or accountants of any oral comments received from the Commission, with respect to the Registration Statement, any preliminary prospectus, the Prospectus, any Permitted Free Writing Prospectus or any document incorporated or deemed to be incorporated by reference therein and of all written responses thereto (in each case other than comment letters or written responses that are publicly available on EDGAR), and no such comments remain unresolved.

(oo)	Absence of Manipulation. The Partnership has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Units.

(pp)	Margin Rules. The application of the net proceeds received by the Partnership from the issuance, sale and delivery of the Units as described in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus will not materially violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(qq)	Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act)

contained in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(rr)	Statistical and Market-Related Data. Any statistical, demographic, market-related and similar data included in the Registration Statement, any Permitted Free Writing Prospectus or the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate and accurately reflect the materials upon which such data is based or from which it was derived, and the Partnership has delivered true, complete and correct copies of such materials to MLV.

(ss)	No Integration. Neither the Partnership nor any of its Subsidiaries has offered, sold or issued, or agreed to offer, sell or issue, any securities that would be integrated with the offering and sale of the Units pursuant to the Securities Act or the interpretations thereof by the Commission.

(tt)	Approval of Listing. As of each Settlement Date, the Units to be sold by the Partnership from time to time hereunder will be approved for listing on the NYSE, subject to official notice of issuance.

(uu)	Sarbanes-Oxley Act. There is and has been no failure on the part of the Partnership or any of the General Partner’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act with which any of them is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(vv)	[Intentionally Omitted.]

(ww)	Lending and Other Relationships. Except as disclosed in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, (i) none of the Partnership Entities has any lending or similar relationship with MLV or any bank or other lending institution affiliated with MLV; (ii) the Partnership will not, directly or indirectly, use any of the net proceeds from the sale of the Units by the Partnership hereunder to reduce or retire the balance of any loan or credit facility extended by MLV or any of its “affiliates” or “associated persons” (as such terms are used in FINRA Rule 5121) or otherwise direct any such proceeds to MLV or any of its “affiliates” or “associated persons” (as so defined); and (iii) there are and have been no transactions, arrangements or dealings between the Partnership Entities, on one hand, and MLV or any of its “affiliates” or “associated persons” (as so defined), on the other hand, that, under FINRA Rule 5110 or 5121, must be disclosed in a submission to FINRA in connection with the offering of the Units contemplated hereby or disclosed in the Registration Statement, any Permitted Free Writing Prospectus or Prospectus.

(xx)	Changes in Management. Except as disclosed in the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus, none of the persons who were officers or directors of the General Partner as of the date of any Permitted Free Writing Prospectus has given oral or written notice to the Partnership Entities of his or her resignation (or otherwise indicated to any of the Partnership Entities an intention to resign within the next 24 months), nor has any such officer or director been terminated by the General Partner or otherwise removed from his or her office or from the board of directors, as the case may be (including, without limitation, any such termination or removal which is to be effective as of a future date) nor is any such termination or removal under consideration by the General Partner or its board of directors.

(yy)	Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Partnership or the issuance or sale by the Partnership of the Units to be sold by the Partnership to MLV hereunder.

(zz)	Related Party Transactions. There are no business relationships or related party transactions involving the Partnership Entities or, to the knowledge of the Partnership, any other person that are required to be described in any Permitted Free Writing Prospectus or the Prospectus that have not been described as required.

(aaa)	Offering Materials. Without limitation to the provisions of Section 16 hereof, the Partnership has not distributed and will not distribute, directly or indirectly (other than through MLV), any “written communication” (as defined Rule 405 under the Securities Act) or other offering materials in connection with the offering or sale of the Units, other than any Permitted Free Writing Prospectus, the Prospectus, any amendment or supplement to any of the foregoing that are filed with the SEC.

(bbb)	Domestic Operations. The operations of the Partnership Entities are, and at all times have been, conducted within the United States of America. The Partnership Entities have no foreign operations.

(ccc)	Underwriter Agreements. Except as set forth in the Registration Statement or Prospectus, the Partnership is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

4.	Certain Covenants of the Partnership. The Partnership hereby agrees with MLV as follows:

(a)

For so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Units, before using or filing any Permitted Free Writing Prospectus and before amending or supplementing the Registration Statement or the Prospectus (in each case, other than due to the filing of an Incorporated Document or an amendment or supplement relating solely to the issuance or offering of securities other than the Units), (i) to furnish to MLV a copy of each such proposed Permitted Free Writing Prospectus, amendment or supplement within a reasonable period of time before filing any such amendment or supplement with the Commission, and (ii) that the Partnership shall not use or file any such Permitted Free Writing Prospectus or file any such proposed amendment or supplement to which MLV reasonably objects, unless the Partnership’s legal counsel has advised the Partnership that filing such document is required by law.

(b)	To prepare a Prospectus Supplement, with respect to any Units sold by the Partnership pursuant to this Agreement in a form previously approved by MLV and to file such Prospectus Supplement pursuant to Rule 424(b) under the Securities Act (and within the time periods required by Rule 424(b) and Rules 430A, 430B or 430C under the Securities Act); to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; to provide copies of the Prospectus and such Prospectus Supplement and each Permitted Free Writing Prospectus (to the extent not previously delivered or filed on the Commission’s Electronic Data Gathering, Analysis and Retrieval system or any successor system thereto (collectively, “EDGAR”)) to MLV via e-mail in “.pdf” format on such filing date to an e-mail account designated by MLV; and, at MLV’s request, to furnish copies of the Prospectus and such Prospectus Supplement to each exchange or market on which sales were effected as may be required by the rules or regulations of such exchange or market.

(c)

To timely file all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the offering or sale of the Units, and during such same period to advise MLV, promptly after the Partnership receives notice thereof, (i) of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus, any Permitted Free Writing Prospectus or any amended Prospectus has been filed with the Commission (in each case, other than due to the filing of an Incorporated Document or an amendment or supplement relating solely to the issuance or offering of securities other than the Units), (ii) of the issuance by the Commission of any stop order or any order preventing or suspending the use of any prospectus relating to the Units or the initiation or threatening of any proceeding for that purpose, pursuant to Section 8A of the Securities Act, (iii) of the suspension of the qualification of the Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, (iv) of any request by the Commission for the amendment of the Registration Statement or the amendment or supplementation of the Prospectus or for additional information, (v) of the occurrence of any event as a result of which the Prospectus or any Permitted Free Writing Prospectus as then amended or supplemented includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus or any such Permitted Free Writing Prospectus is delivered to a purchaser, not misleading and (vi) of the receipt by the Partnership of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto.

(d)	In the event of the issuance of any stop order and the suspension or loss of any qualification of the Units for offering or sale and any loss or suspension of any exemption from any such qualification, to use commercially reasonable efforts to obtain the lifting or withdrawal thereof.

(e)	To furnish such information as may be required and otherwise cooperate in qualifying the Units for offering and sale or obtaining an exemption for the Units to be offered and sold, under the applicable securities or blue sky laws of such states and other jurisdictions (domestic or foreign) as MLV may reasonably designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Units; provided, however, that the Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Units have been so qualified or exempt, the Partnership will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Units.

(f)	To furnish or make available to MLV, without charge, as many copies of the Prospectus and the Prospectus Supplement and any amendments or supplements thereto as MLV reasonably requests for so long as the delivery of the Prospectus is required (whether physically or through compliance with Rule 172 under the Securities Act of any similar rule), and the Partnership hereby consents to the use of such copies for purposes permitted by the Securities Act. The Partnership will furnish or make available to MLV, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise), such number of copies of the Registration Statement, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements to any of the foregoing as MLV may reasonably request.

(g)

To furnish or make available to MLV during the Term (i) copies of any reports or other communications which the Partnership shall send to its stockholders or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission, and to furnish to MLV from time to time during the Term such other information as MLV may reasonably request regarding the Partnership or its Subsidiaries, in each case as soon as practicable following the date at which such reports, communications, documents or information becomes available or promptly upon the request of MLV, as applicable; provided, however, that the Partnership and its Subsidiaries shall have no obligation to provide MLV with any document filed on EDGAR or included on the Partnership’s Internet website.

(h)	If at any time when a prospectus is required (or, but for the provisions of Rule 172 of the Securities Act, would be required) by the applicable law to be delivered in connection with sales of the Units (whether to meet the request of purchasers pursuant to Rule 173(d) of the Securities Act or otherwise), any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement or amend or supplement any Permitted Free Writing Prospectus or the Prospectus (i) so that such Registration Statement, Permitted Free Writing Prospectus or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or (ii) in order to comply with the requirements of the Securities Act or the Exchange Act, the Partnership will promptly notify MLV of such event or condition and of its intention to file such amendment or supplement and will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, the Partnership will use its commercially reasonable efforts to have such amendment declared or become effective as soon as practicable.

(i)	To timely file such reports pursuant to the Exchange Act in order to generally make available to its security holders an earnings statement (in a form complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act) covering the twelve-month period beginning not later than the first day of the Partnership’s fiscal quarter next following the “effective date” (as defined in Rule 158) of the Registration Statement.

(j)	To apply the net proceeds from the sale of the Units in the manner described in the Registration Statement or the Prospectus under the caption “Use of Proceeds.”

(k)	Not to, and to cause its Subsidiaries not to, take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units; provided that nothing herein shall prevent the Partnership from filing or submitting reports under the Exchange Act or issuing press releases in the ordinary course of business or bidding for or purchasing Units in accordance with Rule 10b-18 under the Exchange Act.

(l)

Except as otherwise agreed between the Partnership and MLV, to pay all costs, expenses, fees and taxes in connection with (A) the preparation and filing of the Registration Statement (including registration fees pursuant to Rule 456(b)(1)(i) under the Securities Act), the Prospectus, any Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies to MLV (including costs of mailing and shipment), (B) the registration, issue and delivery of the Units, (C) the qualification of the Units for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel to MLV in connection therewith) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to MLV, (D) the listing of the Units on the NYSE and any registration thereof under the Exchange Act, (E) any filing for review of the public offering of the Units by FINRA, (F) the fees and disbursements of counsel to the Partnership and of the Partnership’s independent registered public accounting firm; (G) the performance of the Partnership’s other obligations hereunder; and (H) the fees and disbursements of counsel to MLV in an amount not to exceed $25,000 in connection with the negotiation and execution of this Agreement (which shall include all matters required to be completed in connection with the execution of this Agreement, including the preparation and filing of the Prospectus Supplement); provided that MLV shall be responsible for any transfer taxes on resale of Units by them, any costs and expenses associated with the sale and marketing of the Units and fees and disbursements of their counsel other than as specifically provided above or elsewhere in this Agreement.

(m)	With respect to the offering(s) contemplated hereby, that the Partnership will not offer Units or any other securities convertible into or exchangeable or exercisable for Units in a manner in violation of the Securities Act; the Partnership will not distribute any offering material in connection with the offer and sale of the Units, other than the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus and other materials permitted by the Securities Act or the rules and regulations promulgated thereunder.

(n)	During each period commencing on the date of each Transaction Notice and ending at the close of business on the Settlement Date for the related Agency Transaction, the Partnership shall provide MLV notice as promptly as reasonably possible (and, in any event, at least four (4) business days) before it offers or contracts to sell or exchange, sells, exchanges, grants any option to sell or otherwise disposes of any Units or securities convertible into or exchangeable for Units, warrants or any rights to purchase or acquire Units; provided, that such notice shall not be required with respect to (i) any Units issued by the Partnership upon the exercise of an option or warrant or the conversion, redemption or exchange of a security outstanding at the time such Transaction Notice is delivered, (ii) any Units or other equity-based awards issued or options to purchase Units granted pursuant to employee benefit plans of the Partnership referred to in the Prospectus, (iii) any Units, restricted Units or phantom Units issued pursuant to any non-employee equity incentive plan, dividend reinvestment plan or Unit purchase plan existing at the time such Transaction Notice is delivered, (iv) any Units or securities convertible into or exchangeable or exercisable for Units in connection with acquisitions of oil or natural gas assets or exploration and production companies or (v) any Units sold by the Partnership’s transfer agent to eliminate fractional securities. Any lock-up provisions relating to a Principal Transaction shall be set forth in the applicable Terms Agreement.

(o)	To retain, pursuant to reasonable procedures developed in good faith, copies of each Permitted Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(p)	In the case of any Units that are not listed on the NYSE, the Partnership will use its best efforts to effect the listing of the Units on such exchange as and when required by this Agreement.

(q)	That it consents to MLV’s trading in the Units for MLV’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement.

5.	Execution of Agreement. MLV’s obligation to comply with a Transaction Notice shall be subject to the satisfaction of the following conditions:

(a)	the Partnership shall have delivered to MLV, on or before the first Transaction Notice:

(i)	an officers’ certificate signed by two of the Partnership’s executive officers certifying as to the matters set forth in Exhibit D hereto;

(ii)	a certificate of the Partnership’s Secretary or Assistant Secretary certifying as to the matters set forth in Exhibit E hereto;

(iii)	an opinion and negative assurance letter of Ledgewood, P.C. (“Ledgewood”), counsel to the Partnership, addressed to MLV, substantially in the form of Exhibit F hereto;

(iv)	a “comfort” letter of Grant Thornton LLP addressed to MLV addressing such matters as MLV may reasonably request;

(v)	a “comfort” letter of each of Wright & Company, Inc. and Cawley, Gillespie & Associates addressed to MLV addressing such matters as MLV may reasonably request;

(vi)	such other documents as MLV shall reasonably request; and

(b)	MLV shall have received an opinion and negative assurance letter of Cooley LLP, counsel to MLV, addressed to MLV and dated on or before the date of the first Transaction Notice, addressing such matters as MLV may reasonably request.

6.	Additional Covenants of the Partnership. The Partnership further covenants and agrees with MLV as follows:

(a)	Each acceptance of a Transaction Notice by the Partnership and each execution and delivery by the Partnership of a Terms Agreement shall be deemed to be (i) an affirmation to MLV that the representations, warranties and agreements of the Partnership herein contained and contained in any certificate delivered to MLV pursuant hereto are true and correct at such Time of Acceptance or the date of such Terms Agreement, as the case may be, and an undertaking to MLV that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made to MLV at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement, the Prospectus and any Permitted Free Writing Prospectus as amended and supplemented to the time of such Transaction Notice or Terms Agreement, at or before the Time of Sale as the case may be).

(b)	Each time that (i) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall be amended or supplemented (except by the filing of any Incorporated Document (other than an Annual Report on Form 10-K or Quarterly Report on Form 10-Q), any prospectus supplement filed pursuant to Section 4(b) hereof or an amendment or supplement relating solely to the issuance or offering of securities other than the Units), (ii) there is a Principal Settlement Date pursuant to a Terms Agreement, or (iii) otherwise as MLV shall reasonably request, provided that MLV shall not make such a request during periods that the Partnership is not and will not be selling any Units; (each date referred to in clauses (i), (ii) and (iii) above, a “Bring-Down Delivery Date”), the Partnership shall, unless MLV agrees otherwise, furnish or cause to be furnished to MLV a certificate, dated and delivered within two business days following the applicable Bring-Down Delivery Date, of the same tenor as the certificate referred to in Section 5(a)(i) hereof, modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate, or, in lieu of such certificates, a certificate to the effect that the statements contained in the certificates referred to in Section 5(a)(i) hereof furnished to MLV are true and correct as of such Bring-Down Delivery Date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such certificate). Notwithstanding the foregoing, a Bring-Down Delivery Date shall not be deemed to occur and no deliveries of documents pursuant to Sections 6(b), (c), (d) and (e) shall be required if at such time no Transaction Notice is pending, which waiver shall continue until the date the Partnership delivers a Transaction Notice hereunder (which for such calendar quarter shall be considered a Bring-Down Delivery Date).

(c)

On each Bring-Down Delivery Date, the Partnership shall, unless MLV agrees otherwise, cause to be furnished to MLV the written opinion and negative assurance letter of Ledgewood, counsel to the Partnership dated and delivered within two business days following the applicable Bring-Down Delivery Date, of the same tenor as the opinions and letter referred to in Section 5(a)(iii) hereof but modified as necessary to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such opinions and letter, or, in lieu of such opinions and letter, such counsel shall furnish MLV with letters substantially to the effect that MLV may rely on the opinions and letter referred to in Sections 5(a)(iii), furnished to MLV, to the same extent as though they were dated the date of such letters authorizing reliance (except that statements in such last opinions shall be deemed to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the time of delivery of such letters authorizing reliance).

(d)	On each Bring-Down Delivery Date, the Partnership shall, unless MLV agrees otherwise and other than in connection with the filing of a Quarterly Report on Form 10-Q, cause Grant Thornton LLP to furnish to MLV a “comfort” letter, dated and delivered within two business days following the applicable Bring-Down Delivery Date, of the same tenor as the letter referred to in Section 5(a)(iv) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter.

(e)	On each Bring-Down Delivery Date, the Partnership shall, unless MLV agrees otherwise and other than in connection with the filing of a Quarterly Report on Form 10-Q, cause each of Wright & Company, Inc. and Cawley, Gillespie & Associates to furnish to MLV a “comfort” letter, dated and delivered within two business days following the applicable Bring-Down Delivery Date, of the same tenor as the letter referred to in Section 5(a)(v) hereof, but modified to relate to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus as amended and supplemented to the date of such letter.

(f)	(i) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission at the time the Partnership accepts a Transaction Notice; the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); and all requests by the Commission for additional information shall have been complied with to the satisfaction of MLV and no suspension of the qualification of the Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect at the time the Partnership accepts a Transaction Notice; and (ii) the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Partnership accepts a Transaction Notice.

(g)	The Partnership shall reasonably cooperate with any reasonable due diligence review requested by MLV or its counsel from time to time in connection with the transactions contemplated hereby or any Terms Agreement, including, without limitation, (i) at the commencement of each intended Purchase Date and any Time of Sale or Settlement Date, making available appropriate corporate officers of the Partnership and, upon reasonable request, representatives of Grant Thornton LLP, Wright & Company, Inc. and Cawley, Gillespie & Associates for an update on diligence matters with representatives of MLV and (ii) at each Bring-Down Delivery Date or otherwise as MLV may reasonably request, providing information and making available documents and appropriate corporate officers of the Partnership and representatives of Grant Thornton LLP, Wright & Company, Inc. and Cawley, Gillespie & Associates for one or more due diligence sessions with representatives of MLV and its counsel.

(h)	To the extent required under applicable law, the Partnership shall disclose, in its quarterly reports on Form 10-Q, in its annual report on Form 10-K and/or, at the Partnership’s option, in prospectus supplements to be filed by the Partnership from time to time, the number of the Units sold through MLV under this Agreement and any Terms Agreement, the net proceeds to the Partnership from the sale of the Units and the compensation paid by the Partnership with respect to sales of the Units pursuant to this Agreement during the relevant quarter or such shorter period determined by the Partnership, as the case may be.

(i)	Within two business days following the applicable Bring-Down Delivery Date MLV shall, unless MLV agrees otherwise, have received an opinion and negative assurance letter of Cooley LLP, counsel to MLV, addressed to MLV and dated within two business days following the applicable Bring-Down Delivery Date, addressing such matters as MLV may reasonably request.

All opinions, letters and other documents referred to in Sections 6(b) through (e) above shall be reasonably satisfactory in form and substance to MLV. MLV will provide the Partnership with such notice (which may be oral, and in such case, will be confirmed via e-mail or facsimile as soon as reasonably practicable thereafter) as is reasonably practicable under the circumstances when requesting an opinion, letter or other document referred to in Sections 6(b) through (e) above.

7.	Conditions of MLV’s Obligations. The obligations to solicit purchases on an agency basis for the Units or otherwise take any action pursuant to a Transaction Notice that has been accepted by the Partnership and to purchase the Units pursuant to any Terms Agreement, in either case, by MLV, a party to such Transaction Notice or Terms Agreement, as applicable, shall be subject to the satisfaction of the following conditions:

(a)

At the Time of Acceptance, at the time of the commencement of trading on the NYSE on the Purchase Date(s) and at the relevant Time of Sale and Agency Settlement Date, or with respect to a Principal Transaction pursuant to a Terms

Agreement, at the time of execution and delivery of the Terms Agreement by the Partnership and at the relevant Time of Sale and Principal Settlement Date:

(i)	The representations, warranties and agreements on the part of the Partnership herein contained or contained in any certificate of an officer or officers or the general counsel of the Partnership delivered pursuant to the provisions hereof shall be true and correct in all respects.

(ii)	The Partnership shall have performed and observed its covenants and other obligations hereunder and/or under any Terms Agreement, as the case may be, in all material respects.

(iii)	In the case of an Agency Transaction, from the Time of Acceptance until the Agency Settlement Date, or, in the case of a Principal Transaction pursuant to a Terms Agreement, from the time of execution and delivery of the Terms Agreement by the Partnership until the Principal Settlement Date, trading in the Units on the NYSE shall not have been suspended.

(iv)	From the date of this Agreement, no event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in any Permitted Free Writing Prospectus (excluding any amendment or supplement thereto) or the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the reasonable judgment of MLV makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Units on the applicable Settlement Date on the terms and in the manner contemplated by this Agreement or any Terms Agreement, as the case may be, any Permitted Free Writing Prospectus and the Prospectus.

(v)	Subsequent to the relevant Time of Acceptance, (A) no downgrading shall have occurred in the rating accorded any securities of or guaranteed by the Partnership or any of its Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (B) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any securities of or guaranteed by the Partnership or any of its Subsidiaries (other than an announcement with positive implications of a possible upgrading) in each case that is not disclosed in the Prospectus or any Permitted Free Writing Prospectus issued prior to any related Time of Sale.

(vi)	Prior to the Settlement Date, the Units to be issued pursuant to the Transaction Notice or pursuant to a Terms Agreement, as applicable, shall have been approved for listing on the NYSE, subject only to notice of issuance.

(vii)

(A) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the relevant

Settlement Date, prevent the issuance or sale of the Units and (B) no injunction or order of any federal, state or foreign court shall have been issued that would, as of the relevant Settlement Date, prevent the issuance or sale of the Units.

(viii)	(A) No order suspending the effectiveness of the Registration Statement shall be in effect, no proceeding for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement pursuant to Rule 401(g)(2) under the Securities Act shall have been received by the Partnership; (B) the Prospectus and each Permitted Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act); (C) all requests by the Commission for additional information shall have been complied with to the satisfaction of MLV; and (D) no suspension of the qualification of the Units for offering or sale in any jurisdiction, and no initiation or threatening of any proceedings for any of such purposes, will have occurred and be in effect. The Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time the Partnership accepts a Transaction Notice.

(ix)	No amendment or supplement to the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus shall have been filed to which MLV shall have reasonably objected in writing.

(b)	Within two business days following every Bring-Down Delivery Date, MLV shall have received the officer’s certificates, general counsel’s certificates, opinions and negative assurance letters of counsel, “comfort” letters, and other documents provided for under Sections 6(b) through (e), inclusive.

8.	Termination.

(a)	(i) The Partnership may terminate this Agreement in its sole discretion at any time upon prior written notice to MLV. Any such termination shall be without liability of any party to any other party, except that (A) with respect to any pending sale, the obligations of the Partnership, including in respect of compensation of MLV, shall remain in full force and effect notwithstanding such termination; and (B) the provisions of Sections 3, 4 (except that if no Units have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 12, 13, 14 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)	In the case of any sale by the Partnership pursuant to a Terms Agreement, the obligations of the Partnership pursuant to such Terms Agreement and this Agreement may not be terminated by the Partnership without the prior written consent of MLV.

(b)	(i)	MLV may terminate this Agreement in its sole discretion at any time upon giving prior written notice to the Partnership. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 3, 4 (except that if no Units have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 12, 13, 14 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(ii)

In the case of any purchase by MLV pursuant to a Terms Agreement, the obligations of MLV pursuant to such Terms Agreement shall be subject to termination at any time prior to or at the Principal Settlement Date, if, (A) there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in any Permitted Free Writing Prospectus or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that could reasonably expected to result in a material adverse change, in the condition (financial or other), results of operations, business, properties, management or prospects of the Partnership Entities taken as a whole, whether or not arising in the ordinary course of business, (B) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of MLV, impracticable or inadvisable to market the Units or to enforce contracts for the sale of the Units, (C) if (i) trading in any securities of the Partnership has been suspended or materially limited by the Commission or the NYSE, or (ii) trading generally on the NYSE has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (iii) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, (D) if a banking moratorium has been declared by either Federal or New York authorities or (E) if there shall have occurred, at any time on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Partnership by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62)

of the Exchange Act) or any public announcement that any such organization has placed its rating on the Partnership or any such debt securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Partnership or any such debt securities has been placed on negative outlook. If MLV elects to terminate its obligations pursuant to this Section 8(b)(ii), the Partnership shall be notified promptly in writing prior to the Principal Settlement Date with respect to the applicable Terms Agreement.

(c)	This Agreement shall remain in full force and effect until the earlier of (i) termination of this Agreement pursuant to Section 8(a) or 8(b) above or otherwise by mutual written agreement of the parties, (ii) such date that the Maximum Amount of Units have been sold in accordance with the terms of this Agreement and any Terms Agreement and (iii) the date on which the shelf registration statement on Form S-3 (No. 333-203800), initially declared effective on August 5, 2015, ceases to be effective, in each case except that the provisions of Section 3, 4 (except that if no Units have been previously sold hereunder or under any Terms Agreement, only Section 4(l)), 9, 12, 13, 14 and 17 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d)	Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by MLV or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Units, such sale shall settle in accordance with the provisions of Section 2 hereof.

9.	Indemnity and Contribution.

(a)

The Partnership agrees to indemnify and hold harmless MLV, its affiliates, and its and their respective officers, directors, employees, selling agents, partners and members and each person, if any, who controls MLV within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable out of pocket legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus (or any amendment or supplement thereto) or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to MLV furnished to the Partnership in writing by or on behalf of MLV expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto) or any Permitted Free Writing Prospectus (it being understood that such information consists solely of the information specified in Section 9(b)).

(b)	MLV agrees to indemnify and hold harmless the Partnership, the directors of the General Partner, each of the officers of the General Partner who signed the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in Section 9(a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to MLV furnished to the Partnership in writing by or on behalf of MLV expressly for use in the Registration Statement, the Basic Prospectus, the Prospectus (or any amendment or supplement thereto), any Permitted Free Writing Prospectus, it being understood and agreed upon that such information shall consist solely of the following: the third paragraph and the tenth paragraph under the heading “Plan of Distribution” in the Prospectus Supplement.

(c)

If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either Section 9(a) or 9(b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 9. In the case of parties indemnified pursuant to Section 9(a) above, counsel to the Indemnified Person shall be selected by MLV, and, in the case of parties indemnified pursuant to Section 9(b) above, counsel to the Indemnified Person shall be selected by the Partnership. An Indemnifying Person may participate at its own expense in the defense of any such action; provided, however, that counsel to the Indemnifying Person shall not (except with the consent of the Indemnified Person) also be counsel to the Indemnified Person. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for MLV, its affiliates, directors, officers and agents and any control persons of MLV shall be designated in writing by MLV and any such separate firm for the Partnership, its directors, its officers who signed the Registration Statement and any control persons of the Partnership shall be designated in writing by the Partnership. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person. If at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel, such Indemnifying Person agrees that it shall be liable for any settlement of the nature contemplated by this Section 9(c) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Person of the aforesaid request, (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such Indemnifying Person shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement.

(d)

If the indemnification provided for in Sections 9(a) and 9(b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such Sections, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership, on the one hand, and MLV, on the other, from the offering of the Units or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Partnership, on the one hand, and MLV, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and MLV, on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Partnership from the sale of the Units and the total underwriting discounts and commissions received by MLV in connection therewith bear to the aggregate Gross Sales Price. The relative fault of the Partnership, on the one hand, and MLV, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership, on the one hand, or by MLV, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)	The Partnership and MLV agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall MLV be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by MLV with respect to the offering of the Units exceeds the amount of any damages that MLV has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f)	The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.	Notices. All notices and other communications under this Agreement and any Terms Agreement shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of communication, and, if to MLV, shall be sufficient in all respects if delivered or sent to MLV & Co. LLC, 1301 Avenue of the Americas, 43rd Floor, New York, New York 10019, attention of General Counsel (phone no. (212) 542-5880), with a copy to Cooley LLP, 1114 Avenue of the Americas, New York, New York 10036, attention Daniel I. Goldberg (fax no. (212) 479-6275), and, if to the Partnership, shall be sufficient in all respects if delivered or sent to the Partnership at the offices of the Partnership at Park Place Corporate Center One, 1000 Commerce Drive, Suite 400, Pittsburgh, Pennsylvania 15275, attention of Sean McGrath (fax no. (215) 761-0457), with a copy to Ledgewood, P.C., Two Commerce Square, Suite 3400, 2001 Market Street, Philadelphia , Pennsylvania 19103, attention of Mark Rosenstein (fax no. (215) 735-2513). Notwithstanding the foregoing, Transaction Notices shall be delivered to (a) the Partnership via e-mail to Sean McGrath at smcgrath@atlasenergy.com, with copies to Mark Rosenstein at Mrosenstein@ledgewood.com, and receipt confirmed by telephone at (215) 523-6161, and an acceptance of a Transaction Notice shall be delivered to Sean McGrath and (b) MLV via e-mail to Patrice McNicoll at pmcnicoll@mlvco.com, Seth Appel at sappel@mlvco.com and Matthew Feinberg at mfeinberg@mlvco.com, with a copy to mlvatmdesk@mlvco.com.

11.	No Fiduciary Relationship. The Partnership acknowledges and agrees that MLV is acting solely in the capacity of an arm’s length contractual counterparty to the Partnership with respect to the offering of Units contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Partnership or any other person. Additionally, MLV is not advising the Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Partnership shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigations and appraisals of the transactions contemplated hereby, and MLV shall have no responsibility or liability to the Partnership with respect thereto. Any review by MLV of the Partnership, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of MLV and shall not be on behalf of the Partnership.

12.	Governing Law; Construction.

(a)	This Agreement, any Terms Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement or any Terms Agreement (each a “Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

(b)	The Section headings in this Agreement and any Terms Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement or any Terms Agreement.

13.	Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have nonexclusive jurisdiction over the adjudication of such matters, and the Partnership consent to the jurisdiction of such courts and personal service with respect thereto. MLV and the Partnership, on its behalf and, to the extent permitted by applicable law, on behalf of its unitholders and affiliates, waives all right to trial by jury in any action, proceeding or counterclaim, whether based upon contract, tort or otherwise, in any way arising out of or relating to this Agreement. The Partnership agrees that a final and non-appealable judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Partnership and may be enforced in any other courts in the jurisdiction of which the Partnership are or may be subject, by suit upon such judgment.

14.	Parties in Interest. The agreements set forth herein and in any Terms Agreement have been and are made solely for the benefit of MLV, the Partnership and, to the extent provided in Section 9 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from MLV) shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement.

15.	Counterparts. This Agreement and any Terms Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

16.	Successors and Assigns. This Agreement shall be binding upon MLV, the Partnership and their respective successors and assigns and any successor or assign of any substantial portion of the Partnership’s, and MLV’s respective businesses and/or assets.

17.	Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Partnership and MLV contained in this Agreement or made by or on behalf of the Partnership or MLV pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Partnership or MLV.

18.	Certain Defined Terms. For purposes of this Agreement, except where otherwise expressly provided, the terms “affiliate” and “significant subsidiary” have the meanings ascribed thereto in Rule 405 under Securities Act.

19.	Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

Lending affiliates of MLV may have lending relationships with issuers of securities underwritten or privately placed by MLV. To the extent required under the securities laws, prospectuses and other disclosure documents for securities underwritten or privately placed by MLV will disclose the existence of any such lending relationships and whether the proceeds of the issue will be used to repay debts owed to affiliates of MLV.

MLV and one or more of their respective affiliates may make markets in the Units or other securities of the Partnership, in connection with which they may buy and sell, as agent or principal, for long or short account, Units or other securities of the Partnership, at the same time that MLV is acting as agent pursuant to this Agreement; provided that MLV acknowledge and agree that any such transactions are not being, and shall not be deemed to have been, undertaken at the request or direction of, or for the account of, the Partnership, and that the Partnership has and shall have no control over any decision by MLV and their respective affiliates to enter into any such transactions.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Partnership and MLV, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Partnership and MLV.

Very truly yours,

ATLAS RESOURCE PARTNERS, L.P.
By:	Atlas Energy Group, LLC, its general partner

By:	/s/ Sean P. McGrath
Name:	Sean P. McGrath
Title:	Chief Financial Officer

Accepted and agreed to as of the date first above written:

MLV & CO. LLC

By:	/s/ Patrice McNicoll
Name:	Patrice McNicoll
Title:	Chief Executive Officer

[SIGNATURE PAGE - ATLAS RESOURCE PARTNERS, L.P. - EQUITY DISTRIBUTION AGREEMENT]